UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 -                                Regulation FD Disclosure

On February 14, 2008, CW Stock Holdco LP, an affiliate of Clayton W. Williams, Jr., the Chairman of the Board, President and Chief Executive Officer of Clayton Williams Energy, Inc. (the “Company”), entered into a trading plan to purchase outstanding shares of Company common stock pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 10b5-1 permits the implementation of a plan to prearrange purchases or sales of securities if the plan is adopted at a time when the purchaser or seller is not aware of any material non-public information.

The plan adopted by CW Stock Holdco LP provides for the purchase of Company common stock during a period of up to one year, without further action or oversight by CW Stock Holdco LP or Mr. Williams.  The plan provides that all purchases will be made according to the timing, price and volume conditions of Rule 10b-18 of the Exchange Act.

The plan is part of Mr. Williams’ long-term strategy to maintain his position as a principal stockholder of, and to increase his personal investment in, the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	February 14, 2008	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	February 14, 2008	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer